_________, 1997



<<Company>>
<<Address1>>
<<Address2>>
<<City>>, <<State>> <<Postal Code>>

Attention:  <<First Name>> <<Last Name>>,
        <<Title>>

Dear Mr. <<Last Name>>:

      Royce Fund Services, Inc., a New York corporation ("RFS"), is the distributor of the shares of various series (each, a "Fund" and collectively, the "Funds") of The Royce Fund, a Delaware business trust (the "Trust"). RFS may receive 12b-1 fees from one or more of the Funds, as set forth in their current prospectuses, copies of which have been provided to you. This letter will confirm our agreement as to the terms and conditions on which _______________ ("you") will receive compensation from RFS in connection with sales of the shares of one or more of the Funds to investors introduced by you and for your servicing such investors as shareholders of the Fund(s) involved. Such terms and conditions are as follows:

      1. You may, from time to time during the term of this Agreement, introduce prospective investors to a Fund. In connection therewith, you will furnish each of such investors with a copy of the Fund's then current prospectus, but not with any other material concerning the Fund unless such material shall have been approved in writing, or furnished, by RFS. All sales of the Fund's shares shall be effected and processed in accordance with the applicable provisions of the Fund's then current prospectus and its account application form.

      2(a). You may be entitled to receive a commission for shares purchased by an investor so introduced by you to any Fund(s) listed on Schedule A to this Agreement. Such commissions would be payable at the rate(s) and time(s) set forth in Schedule
A.  For these purposes, an exchange of
shares of one Fund for shares of another Fund or an investor's reinvestment of a Fund distribution would not be treated as a compensable purchase.

       (b). For each shareholder of a Fund so introduced by you and who remains a shareholder of such Fund during the term of this Agreement, we may also make periodic payments to you as authorized by the Trust's Rule 12b-1 distribution plan for such Fund (the "Plan"). RFS may waive its right to receive payments under the Plan, so that you would become entitled to receive any such payments in respect of the investor(s) involved only after RFS has actually received its 12b-1 fee from such Fund. Any such payments to you would be made only for the Fund(s) listed on Schedule B to this Agreement, and at the rate(s) and times set forth in it. (Such Schedule B may be amended from
time to time by written notice from RFS to you.)   Each such
payment will be deemed to include a
service fee at the rate set forth in Schedule B, which represents payment for personal service to the investor(s) involved and/or for your maintenance of their account(s).

      (c). In no event would you be entitled to receive any compensation under subparagraphs
(a) or (b) above for (i) any month for which the aggregate amount payable to you is less than $10 or
(ii) any period after the month in which the term of this Agreement ends.

      (d). Notwithstanding the preceding provisions of this Paragraph 2 to the contrary, RFS would not be obligated to pay you any compensation thereunder so long as RFS's receipt or retention of any compensation in respect of the investor(s) involved or its receipt or retention of any compensation under the Plan would, for any reason whatsoever, constitute a violation by RFS or you of any then applicable rule or regulation of the National
Association of Securities Dealers, Inc.
("NASD").

      3. You represent, warrant and agree that you are (and will continue to be during the term of this Agreement) a broker-dealer registered and in good standing with the Securities and Exchange
Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of and in good standing with the NASD; that you and your agents have obtained (and will continue to have during the term of this Agreement) all state and other broker-dealer, agent and similar licenses and registrations necessary for the conduct of your business and for offers and sales of each Fund's shares by you and such agents; and that you and your agents will offer and sell the Funds' shares in a manner consistent with the provisions of the 1934 Act and the rules and regulations thereunder and all other applicable securities laws.

      4. You will indemnify and hold harmless each of the Funds, the Trust and RFS, and each of its trustees, principals, employees, agents and affiliates, from and against any and all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees and amounts paid in settlement, which they or any of them may incur or sustain on account of or in any way arising out of or relating to your breach of any of the representations, warranties, covenants or other provisions of this Agreement and/or any actual or alleged violation by you or by any of your agents of any of the provisions of the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act or any of the rules or regulations under any of such statutes, the securities laws of any state or other jurisdiction or any other law, rule or regulation which may be applicable to your or their activities hereunder.

      5. RFS represents, warrants and agrees that it is (and will continue to be during the term of this Agreement) a broker-dealer registered and in good standing with the SEC under the 1934 Act and a member of and in good standing with the NASD; that it and its agents have obtained (and will continue to have during the term of this Agreement) all state and other broker-dealer, agent and similar licenses and other registrations necessary for the conduct of its business; that the Trust is registered with the SEC as an open-end investment company under the Investment Company Act of 1940, as amended; that shares of the Funds are registered with the SEC for sale under the 1933 Act;
that shares of the Funds may be publicly offered and sold only in those states where such shares are currently qualified and/or registered (a list of which is available from the Trust's office); and that the current prospectuses of the Funds do not contain a misstatement of any material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

          6.     RFS will indemnify you and hold you
harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees and amounts paid in settlement, which you may incur or sustain on account of or in any way arising out of or relating to its breach of any of the representations, warranties, covenants or other provisions of this Agreement and/or any actual or alleged violation by RFS or any of its agents or by the Trust of any of the provisions of the 1933 Act or the 1934 Act or any of the rules or regulations under any of such statutes, the securities laws of any state or other jurisdiction or any other law, rule or regulation which may be applicable to its or their activities hereunder.

      7. The term of this Agreement shall commence on the date hereof and shall end as of the last day of any calendar month in which you give RFS written notice for any reason of your intent to terminate this Agreement, RFS or the Trust gives you written notice for any reason of its intent to terminate this Agreement, or the Plan Distribution Agreement(s) between TRF and RFS shall be terminated for any reason whatsoever. Notwithstanding the foregoing, no such ending of the term of this Agreement shall affect any of the rights or obligations of RFS or you with respect to any matter which may have occurred prior thereto.

      8. This Agreement, including the Schedules to it, constitutes our entire agreement and understanding with respect to the subject matter hereof and supercedes all prior agreements, negotiations and understandings with respect thereto; may not be changed, waived or terminated orally or by course of dealing, and any change, waiver or termination of any of the provisions hereof shall be binding and effective only if made in writing and signed by you and us (except for changes in such Schedules made by us); and shall be governed by and construed in accordance with the laws of the State of New York.

                               Sincerely,

                               ROYCE FUND SERVICES, INC.

                               By:
                                   John D. Diederich,
President
Agreed to and accepted:

By: ------------------------
             Name
     _________________________
             Title

Date:        ___________
                                                  SCHEDULE A


                    Commmissions (Subparagraph 2(a))


     Fund Name           Commission Rate               Time  of Payment
     ---------           ---------------               ----------------

                                                  SCHEDULE B


             Trail Fee Payment (Subparagraph 2(b))


                   Trail Fee Rate               Service Fee
Fund Name    (including Service Fee Component)  Component     Time of Payment
---------    ---------------------------------  -----------   ---------------